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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                   Current Report Under Section13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): March 14, 2000
                         Commission File Number: 1-14072
                                                 -------


                             Pen Interconnect, Inc.
             (Exact Name of Registrant as Specified in its Charter)


               Utah                               87-0430260
      ------------------------------------------------------
      (State or other jurisdiction of             (IRS Employer
      Incorporation or organization)              Identification No)



      1601 Alton Parkway
      Irvine, CA                                  92606
      -------------------------------------------------
      (Address of Principal Executive Off(Zip Code)


               Registrant's Telephone Number, Including Area Code;
                              949-798-5881

(Former name, former address, and formal fiscal year, if changed since last report)



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Page 1 of 5 consecutively numbered pages, including exhibits.




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Item 4, Changes in Registrant's Certifying Accountant

a) At its board meeting on March 7, 2000, the Board of Directors of Pen Interconnect, Inc. engaged the accounting firm of Berg & Company as independent accountants for the Registrant for fiscal year 2000. The appointment is subject to the approval of shareholders and notice of cessation of the client- auditor relationship between the Company and Grant Thornton LLP. The Company's reason for the replacement is pursuant to an understanding reached with Grant Thornton LLP that continuing and existing costs for all experts engaged by the Company need to be reduced and although there exists no dispute whatsoever concerning billing or charges of Grant Thornton LLP rendered to the Company, the charges for continuing auditing and accounting services in future years is anticipated to be reduced by the engagement of Berg & Company. The Company believes that the change of certifying accountants shall not, in any respect, alter or amend financial statements of the Company previously audited by Grant Thornton LLP.

b) During the two most recent years and interim period subsequent to September 30, 1999, there have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable event.

c) Grant Thornton's report on the financial statements as of September 30, 1999 and 1998 and for each of the years then ended contained no adverse opinion, disclaimer of opinion, nor were its reports qualified or modified as to uncertainty, audit scope or accounting principles, other than Grant Thornton LLP included an explanatory paragraph in both the 1999 and 1998 reports wherein they noted that there were certain factors that raised " substantial doubt about the Company's ability to continue as a going concern."

d) The Registrant has requested that Grant Thornto LLP furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Grant Thornton's letter to the SEC, dated March 17, 2000, is filed as Exhibit 16 to the Form 8-K.

e) New Independent Accountants. During the most recent fiscal year, the Company had not consulted with Berg & Company regarding either: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Registrant nor oral advice was provided that Berg & Company concluded was an important factor considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or
     (ii) any matter that was either the subject of a disagreement, as the term is defined in Item 304 (a) (1) (iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a) (1) (v) of Regulation S-K.







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Item 5 Other Matters

The Company sold a majority of its assets of its InCirT Division to the Company's asset based lender, Finova Capital, which immediately resold the assets to Comtel Holdings' ADTI subsidiary of Tustin, CA. Remaining assets of Pen Interconnect and its InCirT Division are in process of being sold to Finova, under terms outlined in the Company's secured loan program with Finova.

The transaction is in accord with previous announcements made by Pen Interconnect concerning its intention to sell or permit a bank structured sale of the assets of the Company and to redirect Pen Interconnect into an acquisition or merger with a company in a new technology. Effective with this restructuring, InCirT ceased operations under Pen Interconnect. InCirT was an electronic contract manufacturer.

In accordance with FASB 15 and FASB 91 the sale of the assets will be accounted for as a debt restructuring in which the assets transferred and the corresponding direct reduction of the bank loan will be done at fair market value and any gain or loss on transfer will be recognized at the time of transfer. Should the fair market value settlement be insufficient to fully offset Finova's loan, the Company will recognize the remaining loan obligation to Finova.


Item 6: Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized, in Irvine, State of California, on March 17, 2000.



                                            By:_________________________
                                                     Stephen J. Fryer
                                                     President and CEO









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The following exhibits are included as part of this report


                  SEC
Exhibit           Reference
Number            Number            Title of Document


1.01                  16            Letter from Grant Thornton LLP........Page 5
















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                                                                    Exhibit 1.01

March 17, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Re:      Pen Interconnect, Inc.
         File No. 1-14072

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Pen Interconnect, Inc. dated March 17, 2000 and agree with the statements contained therein, except for the matters in the first paragraph (a), relating to the appointment of new auditors and the anticipated reduction in charges for continuing auditing and accounting services in future years, and the last paragraph (e), relating to consultations with the new auditors, about which we have no knowledge.

Very truly yours,



/s/ Grant Thornton LLP







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